UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 10, 2007
(Date of Report (Date of Earliest Event Reported))
WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)
(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Wm. Wrigley Jr. Company (the “Company”) is filing the following information in order to satisfy certain requirements of the New York Stock Exchange’s Listed Company Manual. The information below was included in the Company’s Proxy Statement in connection with the 2006 Annual Meeting of Stockholders but was inadvertently omitted from the Company’s Proxy Statement in connection with its 2007 Annual Meeting of Stockholders.
     The presiding Director for executive sessions of non-management directors rotates among the Directors in attendance based on service on the Board, beginning in January 2003 with the Director with the most service on the Board at such time. The Board does not believe that it is either necessary or desirable that one particular director be designated as the lead director to preside over all executive sessions. The Board is small and collegial and rotation of the presiding director affords each Director the opportunity to lead in the dialogue and communication among the Directors and with the Chairman of the Board or the Chief Executive Officer, as the case may be.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY
By:	/s/ Howard Malovany
Name:	Howard Malovany
Title:	Senior Vice President, Secretary and General Counsel

Date: April 10, 2007